Calculation of Filing Fee Tables
S-8
Autolus Therapeutics plc
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	2025 Employee Share Purchase Plan, ordinary shares	Other	3,000,000	$ 1.30	$ 3,900,000.00	0.0001381	$ 538.59
2	Equity	2025 Inducement Plan, Ordinary shares, ordinary shares	Other	3,000,000	$ 1.30	$ 3,900,000.00	0.0001381	$ 538.59
3	Equity	2018 Equity Incentive Plan, ordinary shares	Other	10,645,656	$ 1.30	$ 13,839,353.00	0.0001381	$ 1,911.22
Total Offering Amounts:						$ 21,639,353.00		$ 2,988.40
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 2,988.40
Offering Note
[1]	(1) These ordinary shares of Autolus Therapeutics plc (the "Registrant"), $0.000042 par value per share (the "Ordinary Shares"), may be represented by the Registrant's American Depositary Shares ("ADSs"), each of which represents one Ordinary Share. The Registrant's ADSs issuable upon deposit of the Ordinary Shares registered hereby were registered pursuant to a separate registration statement on Form F-6 (File No. 333-224837), as amended. (2) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall also cover any additional Ordinary Shares that become issuable under he plans set forth herein by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant's outstanding Ordinary Shares. (3) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act. The proposed maximum aggregate offering price per share is based on the average of the high and low prices of the ADSs on November 13, 2025, as reported on the Nasdaq Global Select Market. (4) Represents Ordinary Shares that are authorized for issuance pursuant to the Registrant's 2025 Employee Share Purchase Plan.

[2]	(1) These ordinary shares of Autolus Therapeutics plc (the "Registrant"), $0.000042 par value per share (the "Ordinary Shares"), may be represented by the Registrant's American Depositary Shares ("ADSs"), each of which represents one Ordinary Share. The Registrant's ADSs issuable upon deposit of the Ordinary Shares registered hereby were registered pursuant to a separate registration statement on Form F-6 (File No. 333-224837), as amended. (2) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall also cover any additional Ordinary Shares that become issuable under he plans set forth herein by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant's outstanding Ordinary Shares. (3) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act. The proposed maximum aggregate offering price per share is based on the average of the high and low prices of the ADSs on November 13, 2025, as reported on the Nasdaq Global Select Market. (5) Represents Ordinary Shares that that are authorized for issuance pursuant to the Registrant's 2025 Inducement Plan.

[3]	(1) These ordinary shares of Autolus Therapeutics plc (the "Registrant"), $0.000042 par value per share (the "Ordinary Shares"), may be represented by the Registrant's American Depositary Shares ("ADSs"), each of which represents one Ordinary Share. The Registrant's ADSs issuable upon deposit of the Ordinary Shares registered hereby were registered pursuant to a separate registration statement on Form F-6 (File No. 333-224837), as amended. (2) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall also cover any additional Ordinary Shares that become issuable under he plans set forth herein by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant's outstanding Ordinary Shares. (3) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act. The proposed maximum aggregate offering price per share is based on the average of the high and low prices of the ADSs on November 13, 2025, as reported on the Nasdaq Global Select Market. (6) Represents Ordinary Shares that were added to the shares authorized for issuance under the Registrant's 2018 Equity Incentive Plan (the "2018 EIP") on October 1, 2025, pursuant to an automatic increase provision contained in the 2018 EIP.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A